UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2017

Zayo Group Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36690	26-1398293
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1805 29th Street, Suite 2050, Boulder, CO 80301

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed in a filing on Form 8-K with the Securities and Exchange Commission (“SEC”) made by Zayo Group Holdings, Inc. (the “Company”), on March 1, 2017 (the “Original Filing”), the Company consummated a merger agreement with Electric Lightwave Parent, Inc. (“Electric Lightwave”) at which time the Company acquired one hundred percent of the ownership interest of Electric Lightwave for a purchase price of $1,426.6 million, net of cash acquired, subject to certain post-closing adjustments. The acquisition of Electric Lightwave was funded with proceeds from a previously announced $650.0 million incremental term loan and $800.0 million aggregate principal amount of 5.75% senior unsecured notes due in 2027 (collectively, “the Incremental Indebtedness”). The historical and pro forma financial statements required by Items 2.01 and 9.01 of Form 8-K in connection with the acquisition of Electric Lightwave were previously filed with the SEC on April 7, 2017. This report is being filed to provide the unaudited pro forma financial information reflecting the acquisition of Electric Lightwave and the Incremental Indebtedness required to fund the acquisition for the year ended June 30, 2017 in connection with the Company’s filing of a registration statement on Form S-3 with the SEC on the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Unaudited pro forma condensed combined statement of operations of the Company and Electric Lightwave for the year ended June 30, 2017.

Investors should take into consideration, with respect to the Company, those risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 and its Quarterly Report on Form 10-Q for the period ended September 30, 2017, including those under the heading “Risk Factors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zayo Group Holdings, Inc.

By: /s/ Matt Steinfort
Name: Matt Steinfort
Title: Chief Financial Officer

DATED:  November 14, 2017